Exhibit 99.4

February 28, 2023

ESGL HOLDINGS LIMITED (the “Company”)

101 Tuas South Avenue 2

Singapore 637226

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the references to my name in the Registration Statement on Form F-4 (the “Registration Statement”) of the Company and any amendments thereto, which indicate that I have accepted the nomination to become a director of the Company. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

By:	/s/ Lim Boon Yew Gary
Lim Boon Yew Gary